
<ARTICLE> 5
<LEGEND>
This Financial Data Schedule contains summary financial information extracted from the Consolidated Financial Statements of Pogo Producing Company, including the Consolidated Balance Sheets as of December 31, 1995 and the Consolidated
Statements of Income for the twelve months ended December 31, 1995, and is qualified in its entirety by reference to such Consolidated Financial
Statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                           4,481
<SECURITIES>                                         0
<RECEIVABLES>                                   52,324
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                      6,438
<CURRENT-ASSETS>                                63,965
<PP&E>                                       1,019,572
<DEPRECIATION>                                 757,739
<TOTAL-ASSETS>                                 338,177
<CURRENT-LIABILITIES>                           51,317
<BONDS>                                        163,249
<COMMON>                                        33,007
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      38,701
<TOTAL-LIABILITY-AND-EQUITY>                   338,177
<SALES>                                        157,459<F2>
<TOTAL-REVENUES>                               157,559
<CGS>                                           35,071<F3>
<TOTAL-COSTS>                                   35,071<F3>
<OTHER-EXPENSES>                                99,060<F4>
<LOSS-PROVISION>                                     0<F5>
<INTEREST-EXPENSE>                              11,167
<INCOME-PRETAX>                                 14,121
<INCOME-TAX>                                     4,891
<INCOME-CONTINUING>                              9,230
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     9,230
<EPS-PRIMARY>                                     0.28
<EPS-DILUTED>                                     0.28

<F1>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included as a contra-asset in Accounts Receivable.
<F2>Does not include Gains on Property Sales.
<F3>Includes Lease Operating Expense, but excludes General and Administrative,
Exploration, Dry Hole and Impairment and Depreciation, Depletion and Amortization Expenses.
<F4>Includes General and Administrative, Exploration, Dry Hole and Impairment
and Depreciation, Depletion and Amortization Expenses.
<F5>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included in Oil and Gas Revenues.


